For the Period January 1, 2005 through December 31, 2005
10f-3 Transactions

THE LATIN AMERICA EQUITY FUND, INC.


Date    Offering           Ticker    Broker         Price

3/23/05 All Americ Lat Uts ALLL11.SA Banco Pactual  $72.50
6/15/05 AES Tiete	   GET14.SA  Citi Glo Mkts  $0.04
7/13/05 EDP-Energias Do Br ENBR3.SA  UBS	    $18.00
9/15/05 Bradespar SA Pfd   BRAP4.SA  Espir Santo Sec$53.00
9/21/05 Cyrela Brazil Real CYRAY     Deutsche Bank  $65.25


	     		    		    % of Offering
	     		     % of Offering  Allocated to
	     Transaction     Allocated to   CSAM Clients
Shares       Amount	     Fund	  Including Funds

31,000       $2,247,500.00   0.39%           0.57%
300,300,000  $120,120,000.00 5.47%	     16.38%
112,700	     $2,028,600.00   0.18%	     0.03%
26,700	     $1,415,100.00   0.33%	     1.04%
7,500	     $489,375.00     0.01%	     0.02%


% of Assets	Member			Offering AMT (M)

1.45%		Joint Lead Manager	7,908,924
7.17%		Joint Coordinator	5,494,105,556
1.14%		Co-Manager		62,193,000
0.68%		Joint Lead Manager	8,200,000
0.23%		Lead Manager		52,300,000